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                                                                     Exhibit 4.2


                              CONVERGYS CORPORATION

                           RETIREMENT AND SAVINGS PLAN

                               (GUST RESTATEMENT)



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                                TABLE OF CONTENTS


                                                                          PAGE


SECTION 1         NAME AND PURPOSE OF PLAN..................................1

SECTION 2         GENERAL DEFINITIONS; GENDER AND NUMBER....................1

SECTION 3         CREDITED SERVICE..........................................4

SECTION 4         ELIGIBILITY AND PARTICIPATION.............................6

SECTION 5         CONTRIBUTIONS.............................................7

SECTION 6         LIMITATIONS ON CONTRIBUTIONS AND ALLOCATIONS..............9

SECTION 7         ACCOUNTS.................................................17

SECTION 8         DISTRIBUTIONS............................................20

SECTION 9         WITHDRAWALS DURING EMPLOYMENT; LOANS; TRANSFERS..........25

SECTION 10        TOP-HEAVY PROVISIONS.....................................28

SECTION 11        ADMINISTRATION OF THE PLAN...............................31

SECTION 12        MANAGEMENT OF ASSETS.....................................34

SECTION 13        AMENDMENT AND TERMINATION................................34

SECTION 14        MERGERS AND CONSOLIDATIONS...............................35

SECTION 15        NON-ALIENATION OF BENEFITS...............................35

SECTION 16        MISCELLANEOUS............................................36

SECTION 17        EFFECTIVE DATES..........................................36

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                CONVERGYS CORPORATION RETIREMENT AND SAVINGS PLAN

                                    SECTION 1

                            NAME AND PURPOSE OF PLAN

         1.1 NAME. The plan set forth herein shall be known as the Convergys Corporation Retirement and Savings Plan (the "Plan").

         1.2 PURPOSE. The Plan is designated as a plan intended to qualify as a profit sharing plan under section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code").


                                    SECTION 2

                     GENERAL DEFINITIONS; GENDER AND NUMBER

         2.1 GENERAL DEFINITIONS. For purposes of the Plan, the following terms shall have the meanings hereinafter set forth unless the context otherwise requires:

                  2.1.1 "Affiliated Employer" means Convergys, each corporation which is a member of a controlled group of corporations (within the meaning of section 414(b) of the Code as modified by section 415(h) of the Code) which includes Convergys, each trade or business (whether or not incorporated) which is under common control (within the meaning of section 414(c) of the Code as modified by section 415(h) of the Code) with Convergys, each member of an affiliated service group (within the meaning of section 414(m) of the Code) which includes Convergys and each other entity required to be aggregated with Convergys under section 414(o) of the Code.

                  2.1.2 "Approved Absence" means an absence from active service with an Affiliated Employer by reason of a vacation or leave of absence approved by the Affiliated Employer, any absence from active service with an Affiliated Employer while employment rights with the Affiliated Employer are protected by law and any other absence from active service with an Affiliated Employer which does not constitute a termination of employment with the Affiliated Employer under rules adopted by the Affiliated Employer and applied in a uniform and nondiscriminatory manner.

                  2.1.3 "Beneficiary" means the person or entity designated by a Participant, on forms furnished and in the manner prescribed by the Committee, to receive any benefit payable under the Plan after the Participant's death. If a Participant fails to designate a beneficiary or if, for any reason, such designation is not effective, his "Beneficiary" shall be his surviving spouse, or, if none, his estate. Notwithstanding the foregoing, the "Beneficiary" of a married Participant shall be



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deemed to be his spouse unless (a) he has designated another person or entity as his beneficiary and his spouse has consented to such designation in a written consent which acknowledges the effect of such designation and is witnessed by a Plan representative or notary public or (b) his spouse cannot be located.

                  2.1.4 "CMG Plan" means the Convergys CMG Retirement Savings Plan (formerly known as the MATRIXX Marketing Inc. Profit Sharing/401(k)
Plan).

                  2.1.5    "Broadwing Shares" means common shares of Broadwing
Inc.

                  2.1.6 "Committee" means the Convergys Employee Benefits Committee.

                  2.1.7    "Convergys" means Convergys Corporation.

                  2.1.8    "Convergys Shares" means common shares of Convergys.

                  2.1.9 "Covered Compensation" means, with respect to any Participant, for any computation period, the total salary, hourly wages, pay in lieu of paid time off, differential pay, company-paid short term disability pay, commissions, team awards, bonuses and overtime paid to him by a Participating Company during the computation period for services rendered as a Covered Employee, plus the additional amount of such compensation that the Participating Company would have paid to the Participant during the computation period for services rendered as a Covered Employee if the Participant had not entered into a cash or deferred arrangement described in section 401(k) of the Code or elected non-taxable benefits under a cafeteria plan described in section 125 of the Code or elected a qualified transportation fringe under Section 132 of the Code, but excluding "spot" bonuses, referral bonuses, patent bonuses, severance pay, relocation pay, imputed income, long term incentive payments (i.e., payments earned over a period longer than one year) and any other special forms of pay and, effective October 27, 2000, hiring bonuses and retention bonuses. In the case of a Participant on international assignment, his Covered Compensation shall not be increased or decreased by reason of any international service adjustments. For purposes of the Plan, an Employee's "Covered Compensation" for any Plan Year shall not be deemed to exceed $160,000 or such greater amount as may be permitted for such Plan Year under section 401(a)(17) of the Code.

                  2.1.10 "Covered Employee" means an Employee who is employed by a Participating Company, subject to the following:

                           (a)      The term "Covered Employee" shall not
include a person who is classified as a job bank employee or who is a co-op or intern.

                           (b) The term "Covered Employee" shall not include a
person who is a "leased employee" within the meaning of section 414(n) of the Code. For purposes of the preceding



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sentence, the term "leased employee" means any person (other than an employee of the recipient) who pursuant to an agreement between the recipient and any other person (leasing organization) has performed services for the recipient (or for the recipient and related persons determined in accordance with section
414(n)(6) of the Code) on a substantially full-time basis for a period of at least one year, and such services are performed under primary direction or control by the recipient.

                           (c) The term "Covered Employee" shall not include any
person (other than a Foreign Service Employee) who is employed at a location which is not within one of the States of the United States or any person who is a Rotational Employee. For purposes of this Section 2.1.10, "Foreign Service Employee" means an Employee who is a citizen of the United States and who has been classified by the Participating Company which employs him as a Foreign Service Employee and "Rotational Employee" means an Employee who is a nonresident alien employed within one of the States of the United States for a period not expected to exceed three years.

                           (d) The term "Covered  Employee"  shall not include
an Employee of Convergys Customer Management Group Inc. who is eligible to authorize salary deferral contributions to the CMG Plan.

                           (e) The term "Covered Employee" shall not include
any employee who is covered by a collective bargaining agreement that does not specifically provide for coverage under the Plan.

                           (f) The term "Covered Employee" shall not include any
person who is not classified by an Affiliated Employer as a common law employee of an Affiliated Employer even if a court or administrative agency determines that such individual is a common law employee and not an independent contractor.

                  2.1.11 "Employee" means any person who is a common law employee of an Affiliated Employer, including any such person who is absent from active service with an Affiliated Employer by reason of an Approved Absence.

                  2.1.12 "Entry Date" means January 1, 1999 and the first day of each calendar month after January 1, 1999.

                  2.1.13 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  2.1.14 "Normal Retirement Date" means the date on which a Participant attains age 59-1/2.



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                  2.1.15   "Participant" means a person who was a Participant in
the Plan on December 31, 1998, or who thereafter becomes a Participant in the Plan in accordance with the provisions of Section 4, and who remains a Participant.

                  2.1.16 "Participating Company" means Convergys, Convergys Information Management Group Inc. and Convergys Customer Management Group Inc.

                  2.1.17 "Plan Accounts" means, collectively, all outstanding bookkeeping accounts maintained for a Participant in accordance with the provisions of the Plan.

                  2.1.18   "Plan Year" means the calendar year.

                  2.1.19 "Total Disability" means a physical or mental disability which, in the opinion of a physician selected or first approved by the Committee, disables the Participant from performing his duties as an Employee and is expected to continue for one year or longer.

                  2. 1.20 "Trust" means the trust established in conjunction with the Plan.

                  2.1.21 "Trustee" means the person or corporation serving as trustee of the Trust.

                  2.1.22 "Valuation Date" means the last day of each Plan Year and such other dates as may be selected by the Committee for the valuation of the Trust assets.

         2.2 GENDER AND NUMBER. For purposes of the Plan, words used in any gender shall include all other genders, words used in the singular form shall include the plural form and words used in the plural form shall include the singular form, as the context may require.

                                    SECTION 3

                                CREDITED SERVICE

         3.1 ELIGIBILITY SERVICE. Each Employee who has completed at least 1,000 Hours of Service during the 12-month period commencing on the day he first performs an Hour of Service for an Affiliated Employer shall be credited with one year of Eligibility Service as of the last day of such 12-month period. Each Employee who fails to complete at least 1,000 Hours of Service during the 12-month period commencing on the day he first performs an Hour of Service for an Affiliated Employer shall be credited with one year of Eligibility Service as of the last day of the first Plan Year (commencing on or after the day he first performs an Hour of Service for an Affiliated Employer) during which he completes at least 1,000 Hours of Service.



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         3.2 VESTING SERVICE. Each Employee shall be credited with one year of
Vesting Service for each Plan Year during which he completes at least 1,000 Hours of Service.

         3.3 BREAK IN SERVICE. Except for service which was disregarded on December 31, 1998 under the break in service rules of the CBIS Retirement and Savings Plan in effect on that date, for purposes of the Plan, no years of Eligibility Service or Vesting Service shall be disregarded because the Employee has incurred a break in service.

         3.4 HOURS OF SERVICE. Subject to the rules contained in 29 CFR ss.2530.200b-2(b) and (c) (which are incorporated herein by reference), an Employee's "Hours of Service" shall be computed as follows:

                  3.4.1 One Hour of Service shall be credited for each hour for which an Employee is paid, or entitled to payment, for the performance of duties for an Affiliated Employer during the applicable computation period.

                  3.4.2 One Hour of Service shall be credited for each hour for which an Employee is paid, or entitled to payment, by an Affiliated Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. Notwithstanding the preceding sentence:

                           (a)      No more than 501 Hours of Service are
required to be credited under this Section 3.4.2 to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period);

                           (b)      An hour for which an Employee is directly
or indirectly paid, or entitled to payment, on account of a period during which no duties are performed is not required to be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable workmen's compensation, or unemployment compensation or disability insurance laws; and

                           (c)      Hours of Service are not required to be
credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee.

For purposes of this Section 3.4.2, a payment shall be deemed to be made by or due from an Affiliated Employer regardless of whether such payment is made by or due from the Affiliated Employer directly, or indirectly through, among others, a trust fund, or insurer, to which the Affiliated Employer contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate.



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                  3.4.3 One Hour of Service shall be credited for each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Affiliated Employer. The same hours of service shall not be credited both under Section 3.4.1 or Section 3.4.2, as the case may be, and under this Section 3.4.3. Crediting of Hours of Service for back pay awarded or agreed to with respect to periods described in Section 3.4.2 shall be subject to the limitations set forth in that Section.

         3.5 SERVICE WITH PREDECESSOR ENTITIES. For purposes of the Plan, in the case of an employee of a Predecessor Entity who became an Employee as of the date on which the Predecessor Entity was acquired by an Affiliated Employer ("Acquisition Date"), from and after the Acquisition Date his service with the Predecessor Entity shall be deemed to be service with an Affiliated Employer. For purposes of this Section 3.5, "Predecessor Entity" includes NICE Corporation, Automated Phone Exchange Incorporated, Telephone Marketing Services, Inc., Ameritel Corporation, Waveland Associates, Inc., ADI Research, Inc., WATS Marketing of American, Inc., Software Support, Inc., Maritz, Inc., American Transtech, Inc. (ATI") and, effective July 1, 2001, Geneva Technology Inc. In the case of an employee of Scherers Communications, Inc. ("Scherers") who became an Employee on August 7, 1996, for purposes of the Plan, his service with Scherers prior to August 7, 1996 shall be deemed to be service with an Affiliated Employer. In the case of an employee of AT&T Corp. ("AT&T") who became an Employee on March 1, 1998, for purposes of the Plan, his service with AT&T prior to March 1, 1998 shall be deemed to be service with an Affiliated Employer. In the case of an employee of AccuStaff Incorporated or People Systems Inc. (collectively, "AccuStaff") who became an Employee during 1998 and who was supporting Convergys Customer Management Group Inc. immediately prior to becoming an Employee, for purposes of the Plan, his service with AccuStaff prior to the date he became an Employee shall be deemed to be service with an Affiliated Employer. Effective June 15, 1999, in the case of an employee of Technology Applications, Inc. who became an Employee on June 15, 1999, for purposes of the Plan, his service with Technology Applications, Inc. prior to the date he became an Employee shall be deemed to be service with an Affiliated Employer. In the case of an employee of Keane, Inc. ("Keane") who became an Employee on February 9, 2001, for purposes of the Plan, his service with Keane prior to February 9, 2001 shall be deemed to be service with an Affiliated Employer. In the case of an employee of Geneva Technology Inc. ("Geneva") who became an Employee of a Participating Company on July 1, 2001, for purposes of the Plan, his service with Geneva prior to July 1, 2001 shall be deemed to be service with an Affiliated Employer.

                                    SECTION 4

                          ELIGIBILITY AND PARTICIPATION

         4.1 ELIGIBILITY. Each Employee (a) who is a Covered Employee, (b) who has attained age 21 and (c) who has been credited with at least one year of Eligibility Service shall be eligible to become a Participant in the Plan. Effective January 1, 2002, the service requirement described in



                                       6
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subclause (c) in the preceding sentence shall not apply in determining a non-collectively bargained Employee's eligibility to make salary deferral contributions to the Plan under Section 5.1 but shall continue to apply in determining an Employee's eligibility to receive Employer Contributions under
Section 5.2 of the Plan.

         4.2 PARTICIPATION. Each Employee may elect to become a Participant in the Plan on any Entry Date on which he satisfies the eligibility requirements of
Section 4.1 by following enrollment procedures established by the Committee. Each Participant shall remain a Participant so long as he remains an Employee and until his Plan Accounts have been fully distributed or forfeited.

         4.3 TRANSFERS FROM CMG PLAN. Effective January 1, 1999, each person who was a participant in the CMG Plan on December 31, 1998 and who is not CMG Plan Eligible on January 1, 1999 automatically shall become a Participant in this Plan on January 1, 1999 and the amounts credited to his accounts under the CMG Plan automatically shall be transferred to the corresponding Plan Accounts in this Plan. If a participant in the CMG Plan becomes a Covered Employee after January 1, 1999, he automatically shall become a Participant in this Plan on the date he becomes a Covered Employee and the amounts credited to his accounts under the CMG Plan automatically shall be transferred to the corresponding Plan Accounts in this Plan. Until changed by the Participant, in accordance with the provisions of this Plan, any beneficiary designation, investment direction and authorization for salary deferral contributions in effect under the CMG Plan shall continue in effect under this Plan. For purposes of the Plan, the term "CMG Plan Eligible" means an Employee who is eligible to make 401(k) contributions to the CMG Plan.


                                    SECTION 5

                                  CONTRIBUTIONS

         5.1 SALARY DEFERRAL CONTRIBUTIONS. Each Participant may authorize salary deferral contributions, of up to such percentage of his Covered Compensation as may be fixed by the Committee from time to time, pursuant to rules prescribed by the Committee. The Committee may prescribe a lower percentage applicable to Participants who are Highly Compensated Employees. A Participant may change his authorization for salary deferral contributions from one permissible percentage to another at such times as the Committee may permit pursuant to rules prescribed by the Committee. A Participant may suspend his authorization for salary deferral contributions at such times as the Committee may permit pursuant to rules prescribed by the Committee. A Participant who has suspended his authorization for salary deferral contributions may again authorize salary deferral contributions by the Committee within the time prescribed by the Committee. Subject to the limitations contained in Section 6,
(a) the amount of Covered Compensation otherwise payable to each Participant on or after January 1, 1999 shall be reduced by the amount of the salary deferral contributions authorized by the Participant with respect to such Covered Compensation and (b) the Participating Companies shall contribute to the Plan, for each such Participant, an amount equal to



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the amount by which his Covered Compensation has been reduced. Salary deferral contributions under this Section 5.1 shall be made in cash.

         5.2 EMPLOYER CONTRIBUTIONS. For Plan Years beginning after December 31, 1998 and, with respect to eligible Participants, other than collectively bargained employees, before January 1, 2002, the Participating Companies shall contribute to the Plan, for each Participant who authorized salary deferral contributions under Section 5.1 for a pay period, an amount equal to the lesser of (a) 4% of the Participant's Covered Compensation with respect to which salary deferral contributions were authorized for the pay period or (b) 66-2/3% of the amount of the salary deferral contributions made with respect to such Covered Compensation under Section 5.1 for the pay period, subject to the limitations contained in Section 6. Effective January 1, 2002, the Participating Companies shall contribute to the Plan for each eligible Participant who (a) has satisfied the eligibility requirements for Employer Contributions under Sections 4.1 and 4.2, (b) who is not a collectively bargained employee and (c) who authorized salary deferral contributions under Section 5.1 for a pay period, an amount equal to the sum of 100% of the first three percent of Covered Compensation with respect to which salary deferral contributions were authorized for the pay period and 50% of the next 2% of Covered Compensation with respect to which salary deferral contributions were authorized for the pay period. The Participating Companies' contributions under this Section 5.2 may be made in cash or Convergys Shares. Notwithstanding the foregoing, in the event of a distribution of a Participant's salary deferral contributions under Section 6.2, any Participating Company contributions (and earnings thereon) under this
Section 5.2 which are attributable to such distributed contributions also shall be distributed to the Participant at the same time; provided, however, that if such Participating Company contributions (and earnings thereon) would have been subject to forfeiture if the Participant had ceased to be an Employee, such contributions and earnings shall not be distributed but shall be forfeited.

         5.3 ROLLOVER CONTRIBUTIONS. With the consent of the Committee, a Covered Employee may make a rollover contribution to the Trust as described in section 401(a)(5), 403(a)(4) or 408(d)(3) of the Code; provided that no Covered Employee may roll over any amounts which were previously deducted by him under section 219 of the Code. Any rollover contribution must be made in cash or Convergys Shares or Broadwing Shares. A Covered Employee who makes a rollover contribution under this Section 5.3 prior to becoming a Participant shall thereupon become a Participant, provided that such Participant may not authorize contributions under Section 5.1 or share in Participating Company contributions under Section 5.2 prior to the date on which his participation otherwise could have commenced under Section 4.2.

         5.4 MISTAKE OF FACT; DISALLOWANCE OF DEDUCTION. Any contribution made by a Participating Company by reason of a mistake of fact or conditioned on its deductibility under section 404 of the Code, to the extent disallowed, shall be repaid to the Participating Company, at the Participating Company's election, provided that such repayment is made within one year after the mistaken payment of the contribution or within one year of the disallowance of the deduction. Earnings attributable to such contributions may not be paid to the Participating Company, but any



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losses attributable thereto shall reduce the amount which may be repaid. All
Participating Company contributions shall be conditioned on their deductibility under section 404 of the Code.

         5.5 APPLICATION OF FORFEITURES. Any forfeitures arising under the Plan in any Plan Year shall be applied first, to make any restorals called for under
Section 8.5 and second, to reduce the contributions otherwise required of the Participating Companies.


                                    SECTION 6

                  LIMITATIONS ON CONTRIBUTIONS AND ALLOCATIONS

         6.1 SECTION 404 LIMITATIONS. In no event shall the Participating Companies' contributions to the Plan for any Plan Year under Sections 5.1 and
5.2 exceed the limitation described in Section 404 of the Code. If the Companies' total contributions for any Plan Year could exceed the limitation described in the preceding sentence, the following adjustments shall be made in the following order so that such limitations are not exceeded: first, the amounts to be contributed under Section 5.2 shall be reduced proportionately; and, second, the amounts to be contributed under Section 5.1 shall be reduced proportionately.

         6.2 SECTION 401(k) LIMITATIONS. If for any Plan Year the Participating Companies' contributions under Section 5.1 on behalf of those Participants who are Highly Compensated Employees exceed the limitations contained in Sections
6.2.1 and 6.2.2, the contributions on behalf of such Participants (together with the earnings thereon) shall be distributed to such Participants prior to the end of the following Plan Year in accordance with the provisions of this Section 6.2.

                  6.2.1 The Average Deferral Percentage for those Eligible Employees who are Highly Compensated Employees must not be more than the Average Deferral Percentage of all other Eligible Employees multiplied by 1.25.

                  6.2.2 The excess of the Average Deferral Percentage for those Eligible Employees who are Highly Compensated Employees over the Average Deferral Percentage of all other Eligible Employees must not be more than two percentage points and the Average Deferral Percentage for those Eligible Employees who are Highly Compensated Employees must not be more than the Average Deferral Percentage of all other Eligible Employees multiplied by two.

         In the event the foregoing limitations are exceeded in any Plan Year, the dollar amount of the excess shall be determined by reducing the dollar amount of the contributions included in determining the Average Deferral Percentage of Highly Compensated Employees in order of their Individual Deferral Percentages as follows:



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         (a)      The highest Individual Deferral Percentage shall be reduced to the greater of (1) the maximum Individual Deferral Percentage that satisfies the limitation on contributions made under
                  Section 5.1 described in this Section 6.2 or (2) the next highest Individual Deferral Percentage.

         (b) If the limitation on contributions made under Section 5.1 described in this Section 6.2 would still be exceeded after application of the provisions of paragraph (a), the Individual Deferral Percentages of Highly Compensated Employees shall continue to be reduced, continuing with the next highest Individual Deferral Percentage in the manner provided in paragraph (a) until the limitation on contributions made under
                  Section 5.1 described in this Section 6.2 is satisfied.

         After determining the dollar amount of the excess pursuant to the foregoing provisions, such excess shall be allocated among Highly Compensated Employees in order of the dollar amount of the contributions made under Section
5.1 as follows:

         (c) The salary deferral contributions made on behalf of the Highly Compensated Employee(s) with the largest dollar amount of salary deferral contributions allocated to his Salary Deferral Account for the Plan Year shall be reduced by the dollar amount of the excess (with such dollar amount being allocated equally among all such Highly Compensated Employee(s)), but not below the dollar amount of such contributions made on behalf of the Highly Compensated Employee(s) with the next highest dollar amount of such contributions allocated to his Salary Deferral Account for the Plan Year.

         (d) If the excess has not been fully allocated after application of the provisions of paragraph (c), the contributions made on behalf of Highly Compensated Employee(s) shall continue to be reduced, continuing with the Highly Compensated Employee(s) with the largest remaining dollar amount of such contributions allocated to their Salary Deferral Accounts for the Plan Year, in the manner provided in paragraph (c) until the entire excess determined above has been allocated.

         Notwithstanding the foregoing, at the election of Convergys, in lieu of making distributions of excess contributions to those Participants who are Highly Compensated Employees, the Participating Companies may make special contributions on behalf of those Participants who are not Highly Compensated Employees in an amount sufficient to satisfy the limitations of Section 6.2.1 or
6.2.2. Such special contributions shall be allocated among the Salary Deferral Accounts of those Participants who are entitled to share in the Participating Companies' contributions under Section 5.1 for the Plan Year and who are not Highly Compensated Employees in the proportion that each such Participant's salary deferral contributions under Section 5.1 for the Plan Year bear to all such Participants' salary deferral contributions under Section 5.1 for the Plan Year.



                                       10
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         For purposes of the Plan, (a) the "Average Deferral Percentage" for a
specified group of Eligible Employees shall be the average of such Eligible Employees' Individual Deferral Percentages and (b) "Individual Deferral Percentage" means, with respect to any Eligible Employee for any Plan Year, the ratio of the salary deferral contributions paid to the Plan for the Eligible Employee under Section 5.1 to the Eligible Employee's Compensation for such Plan Year. For purposes of determining the Individual Deferral Percentage of an Eligible Employee who is a Highly Compensated Employee, this Plan and all other 401(k) plans maintained by any Affiliated Employer in which the Eligible Employee is eligible to participate shall be treated as a single plan. In the event this Plan must be combined with one or more plans (other than an employee stock ownership plan described in section 4975(e)(7) of the Code) in order to satisfy the requirements of section 401(a)(4) or 410(b) of the Code (other than the average benefits test described in section 410(b)(2)(A)(ii) of the Code), then all cash or deferred arrangements that are included in such plans shall be treated as a single arrangement for purposes of section 401(k) of the Code.

         6.3 SECTION 401(m) LIMITATIONS. If for any Plan Year the total contributions under Section 5.2 on behalf of those Participants who are Highly Compensated Employees exceed the limitations contained in Sections 6.3.1 and 6.3.2, the contributions on behalf of such Participants under Section 5.2 (together with the earnings thereon) shall be distributed to such Participants prior to the end of the following Plan Year in accordance with the provisions of this Section 6.3.

                  6.3.1 The Average Contribution Percentage for those Eligible Employees who are Highly Compensated Employees must be not more than the Average Contribution Percentage of all other Eligible Employees multiplied by 1.25.

                  6.3.2 The excess of the Average Contribution Percentage for those Eligible Employees who are Highly Compensated Employees over the Average Contribution Percentage of all other Eligible Employees must not be more than two percentage points and the Average Contribution Percentage for those Eligible Employees who are Highly Compensated Employees must not be more than the Average Contribution Percentage of all other Eligible Employees multiplied by two.

         In the event the foregoing limitations are exceeded in any Plan Year, the dollar amount of the excess shall be determined by reducing the dollar amount of the contributions included in determining the Average Contribution Percentage of Highly Compensated Employees in order of their Individual Contribution Percentages as follows:

         (a) The highest Individual Contribution Percentage shall be reduced to the greater of (1) the maximum Individual Contribution Percentage that satisfies the limitation on contributions made under Section 5.2 described in this Section
                  6.3 or (2) the next highest Individual Contribution
                  Percentage.



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

         (b) If the limitation on contributions made under Section 5.2 described in this Section 6.3 would still be exceeded after application of the provisions of paragraph (a), the Individual Contribution Percentages of Highly Compensated Employees shall continue to be reduced, continuing with the next highest Individual Contribution Percentage in the manner provided in paragraph (a) until the limitation on contributions made under
                  Section 5.2 described in this Section 6.3 is satisfied.

         After determining the dollar amount of the excess pursuant to the foregoing provisions, such excess shall be allocated among Highly Compensated Employees in order of the dollar amount of the contributions made under Section
5.2 as follows:

         (c) The employer contributions made on behalf of the Highly Compensated Employee(s) with the largest dollar amount of employer contributions allocated to his Employer Contribution Account for the Plan Year shall be reduced by the dollar amount of the excess (with such dollar amount being allocated equally among all such Highly Compensated Employee(s)), but not below the dollar amount of such contributions made on behalf of the Highly Compensated Employee(s) with the next highest dollar amount of such contributions allocated to his Employer Contribution Account for the Plan Year.

         (d) If the excess has not been fully allocated after application of the provisions of paragraph (c), the contributions made on behalf of Highly Compensated Employee(s) shall continue to be reduced, continuing with the Highly Compensated Employee(s) with the largest remaining dollar amount of such contributions allocated to their Employer Contribution Accounts for the Plan Year, in the manner provided in paragraph (c) until the entire excess determined above has been allocated.

         Notwithstanding the foregoing, at the election of Convergys, in lieu of making distributions to those Participants who are Highly Compensated Employees, the Participating Companies may make special contributions on behalf of those Participants who are not Highly Compensated Employees in an amount sufficient to satisfy the limitations of Section 6.3.1 or 6.3.2. Such special contributions shall be allocated among the Employer Contribution Accounts of those Participants who are entitled to share in the Participating Companies' contributions under Section 5.1 for the Plan Year and who are not Highly Compensated Employees in the proportion that each such Participant's salary deferral contributions under Section 5.1 for the Plan Year bear to all such Participants' salary deferral contributions under Section 5.1 for the Plan Year. That portion of any Employer Contribution Account which is attributed to special contributions under this Section 6.3 shall at all times be fully vested and non-forfeitable.

         For purposes of the Plan, (a) the "Average Contribution Percentage" for a specified group of Eligible Employees, grouped by Compensation, shall be the average of such Eligible Employees' Individual Contribution Percentages and (b) "Individual Contribution Percentage" means, with respect to any Eligible Employee for any Plan Year, the ratio of the contributions paid to the Plan on behalf of the Eligible Employee under Section 5.2 to the Eligible Employee's Compensation for such Plan Year. The Average Contribution Percentage for any Highly Compensated Employee for any Plan Year who is eligible to have matching employer contributions made on his behalf or to make after-tax contributions under one or more plans described in section 401(a) of the Code (other than an employee stock ownership plan described in section 4975(e)(7) of the Code) maintained by any Affiliated Employer in addition to this Plan shall be determined as if all such contributions were made to this Plan. In the event that this Plan must be combined with one or more other plans (other than an employee stock ownership plan described in section 4975(e)(7) of the Code) in order to satisfy the requirements of section 401(a) or 410(b) of the Code (other than the average benefits test described in section 410(b)(2)(A)(ii) of the
Code), all employee and matching contributions shall be treated as made under a single plan for purposes of section 401(m) of the Code. At the discretion of the Committee, contributions under Section 5.1 shall be deemed to be contributions under Section 5.2 for purposes of applying the limitations contained in this Section.

         6.4 SECTION 401(m) ALTERNATE LIMITATIONS. The alternate limitations set forth in this Section 6.4 shall apply if, for any Plan Year, the total contributions under Section 5.1 on behalf of those Participants who are Highly Compensated Employees exceed the limitation contained in Section 6.2.1 and the total contributions under Section 5.2 by or on behalf of those Participants who are Highly Compensated Employees exceed the limitation contained in Section
6.3.1. If for any Plan Year the total contributions under Sections 5.1 and 5.2 by or on behalf of those Participants who are Highly Compensated Employees exceed both the limitation contained in Section 6.4.1 and the limitation contained in Section 6.4.2, to the extent necessary to insure that the sum of such limitations will not be exceeded, the contributions made on behalf of such Participants under Section 5.2 (and earnings thereon) shall be distributed to such Participants prior to the end of the following Plan Year in accordance with the provisions of Section 6.3 governing the determination of the amount of excess contributions and the order of distribution of such excess contributions.

                  6.4.1 The sum of (a) 125% of the lesser of (i) the Average Deferral Percentage of those Eligible Employees who are not Highly Compensated Employees or (ii) the Average Contribution Percentage of such Eligible Employees; plus (b) the lesser of (i) 2% plus the greater of the amounts determined under clause (a) of this Section 6.4.1 or (ii) 200% of the greater of the amounts determined under clause (a) of this Section 6.4.1.

                  6.4.2 The sum of (a) 125% of the greater of (i) the Average Deferral Percentage of those Eligible Employees who are not Highly Compensated Employees or (ii) the Average Contribution Percentage of such Eligible Employees; plus (b) the lesser of (i) 2% plus the lesser of the amounts determined under clause (a) of this Section 6.4.2 or (ii) 200% of the lesser of the amounts determined under clause (a) of this Section 6.4.2.

At the discretion of the Committee, contributions under Section 5.1 shall be deemed to be contributions under Section 5.2 for purposes of applying the limitations contained in this Section.

         6.5 MAXIMUM ANNUAL ADDITIONS. The total Annual Additions allocable to a Participant's Plan Accounts for any Plan Year shall be limited in accordance with the following provisions:

                  6.5.1 Notwithstanding any other provision of the Plan to the contrary, in no event shall a Participant's Annual Additions for any Plan Year exceed the lesser of (a) $30,000 (or such larger amount as may be determined by the Commissioner of Internal Revenue for Plan Years beginning on or after January 1, 1999) or (b) 25% of his Compensation for such Plan Year.

                  6.5.2 If for any Plan Year, as a result of reasonable error in estimating a Participant's Compensation or other facts and circumstances approved by the Commissioner of Internal Revenue, a Participant's Annual Additions could exceed the limitations set forth in Section 6.5.1, the following adjustments shall be made in the following order to the extent necessary to insure such limitations will not be exceeded: first, the Participating Companies' contributions for the Plan Year on behalf of the Participant under
Section 5.2 shall be allocated to a suspense account under Section 6.5.3; and second, the Participating Companies' contributions for the Plan Year on behalf of the Participant under Section 5.1 shall be allocated to a suspense account under Section 6.5.3.

                  6.5.3 That portion of the Participating Companies' contributions for a Plan Year which is allocated to a suspense account under
Section 6.5.2 shall be applied to reduce the contributions otherwise required of the Participating Companies in the first Plan Year in which they can be applied without exceeding the limitations of Section 6.5.1. The suspense account shall not share in the income, expenses, profits or losses of the Trust. The Participating Companies shall not contribute any amount to the Trust which results in additional amounts being credited to the suspense account. If the Plan is terminated, any amount credited to the suspense account which cannot be allocated to the Participants' Plan Accounts shall be paid to the Participating Companies.

                  6.5.4 For purposes hereof, "Annual Additions" means, with respect to any Participant, the sum of all Participating Company and Participant contributions (other than rollover contributions) and forfeitures allocated to his accounts for a Plan Year under this Plan and all other defined contribution plans maintained by any Affiliated Employer. If a Participant in this Plan is a participant in one or more other defined contribution plans, the limitations contained in this Section 6.5 shall be applied to reduce the annual additions which otherwise would have been credited to his accounts in this Plan and such other plans, beginning with the most current annual additions.

         6.6 HIGHLY COMPENSATED EMPLOYEE. For purposes of the Plan, "Highly Compensated Employee" means an Employee (a) who, during the Plan Year for which the determination is being made or the preceding Plan Year, was at any time a 5-percent owner (as defined in section 416(i)(1) of the Code) of any Affiliated Employer; or (b) who, during the Plan Year preceding the Plan Year for which the determination is being made, received Compensation in excess of $80,000 (as adjusted pursuant to section 414(q)(1) of the Code). For purposes of this
Section 6.6, a former Employee shall be deemed to be a Highly Compensated Employee with respect to a Plan Year if such former Employee separated from service (or was deemed to have separated) prior to the Plan Year, performed no services for an Affiliated Employer during the Plan Year and was a Highly Compensated Employee actively employed by an Affiliated Employer for either the Plan Year in which he separated or any Plan Year ending on or after the Employee's 55th birthday.

         6.7 COMPENSATION. For purposes of this Section 6 "Compensation" means an Employee's earned income, wages, salaries, and fees for professional services and other amounts received for personal services actually rendered in the course of employment with an Affiliated Employer (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses), but excluding the following: (a) contributions by an Affiliated Employer to a plan of deferred compensation which are not includable in the Employee's gross income for the taxable year in which contributed, or contributions by an Affiliated Employer under a simplified employee pension plan to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation; (b) amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; (c) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and (d) other amounts which received special tax benefits.

                  6.7.1 For purposes of Sections 6.1 and 6.5, an Employee's Compensation for a Plan Year is the Compensation actually paid or includable in gross income during such Plan Year.

                  6.7.2 For purposes of Section 6, an Employee's Compensation for a Plan Year is the Compensation actually paid or includable in gross income during such Plan Year plus the Compensation which would have been paid or includable in gross income during such Plan Year but for sections 125, 132, 402(a)(8) and 402(h)(1)(B) of the Code.

                  6.7.3 For purposes of the Plan, an Employee's compensation for any Plan Year shall not be deemed to exceed $160,000 or such greater amount as may be permitted for such Plan Year under section 401(a)(17) of the Code.

                  6.7.4 For purposes of applying the limitations contained in Sections 6.2, 6.3 and 6.4, an Employee's Compensation shall not include amounts paid prior to the date on which he first becomes a Participant.

         6.8 SECTION 402(g) LIMITATION. Notwithstanding any other provision of the Plan, in no event shall the amount of a Participant's Elective Deferrals during any Plan Year under this Plan and all other plans, contracts or arrangements maintained by any Affiliated Employer exceed the amount of the limitation in effect under Section 402(g)(1) of the Code for such Plan Year. If a Participant has Excess Deferrals for any Plan Year, and if the Participant so elects, the Excess Deferrals (plus any earnings and minus any losses allocable thereto) shall be distributed to the

Participant from his Salary Deferral Account no later than April 15 following the Plan Year for which the Excess Deferrals were made. Any election under this
Section 6.8 shall be in writing, shall be filed with the Committee no later than March 1 following the Plan Year for which the Excess Deferrals were made, shall specify the amount of the Excess Deferrals for the Plan Year and shall include the Participant's statement that if such Excess Deferrals are not distributed, the sum of the Excess Deferrals plus amounts deferred by the Participant for the Plan Year under sections 401(k), 408(k) and 403(b) of the Code will exceed the limits imposed by section 402(g) of the Code. For purposes of the Plan (a) "Elective Deferrals" means the amounts deferred by the Participant for the Plan Year under sections 401(k), 408(k) and 403(b) of the Code, and (b) "Excess Deferrals" means that portion of a Participant's Elective Deferrals for a Plan Year in excess of the limits imposed by section 402(g) of the Code.

         If the salary deferral contributions made on behalf of a Participant under Section 5.1 would exceed the Code Section 402(g) limit for the calendar year, the salary deferral contributions for such Participant shall be automatically suspended for the remainder, if any, of the calendar year. If the salary deferral contributions made under Section 5.1 by a Participant nevertheless exceed the Code Section 402(g) limit for the calendar year, the salary deferral contributions that exceed the Code Section 402(g) limit (plus any income and minus any losses thereto) shall be distributed to the Participant no later than the April 15th immediately following such calendar year. Any salary deferral contributions that are distributed to a Participant in accordance with this section shall not be taken into account in determining the Participant's Average Deferral Percentage for the Plan Year in which the salary deferral contributions were made, unless the participant is a Highly Compensated Employee.

         If an amount of salary deferral contributions is distributed to a Participant in accordance with this paragraph, contributions made under Section
5.2 that are attributable to the distributed salary deferral contributions (plus any income and minus any losses allocable thereto) shall be forfeited.

         6.9 ELIGIBLE EMPLOYEE. For purposes of Sections 6.2, 6.3 and 6.4, "Eligible Employee" means, with respect to any Plan Year, a Covered Employee who is eligible to authorize salary deferral contributions under Section 5.1 during the Plan Year.

         6.10 SAFE HARBOR. Effective January 1, 2002, the Plan shall be deemed to have satisfied the limitations on salary deferral contributions of Highly Compensated Employees described in Section 6.2 and the limitations on employer contributions of Highly Compensated Employees described in Section 6.3.

         For each Plan Year beginning on or after January 1, 2002, the Employer shall provide each eligible employee with a notice describing (i) the formula used for determining safe harbor matching contributions; (ii) any other employer contributions available under the Plan and the requirements that must be satisfied to receive an allocation of such employer contributions; (iii) the type and amount of compensation that may be deferred under the Plan as salary deferral contributions; (iv) how to make a cash or deferred election under the Plan and the periods in which such elections may be made or changed; and (v) the withdrawal and vesting provisions applicable to contributions under the Plan. The descriptions requirement in items (ii) through (v) may be provided by cross references to the relevant section(s) of an up to date summary plan description.

         The notice shall be written in a manner calculated to be understood by the average eligible employee. Such notice shall be provided within one of the following periods, whichever is applicable:

(a) for an employee who is an eligible employee, 90 days before the beginning of the Plan Year, within the period beginning 90 days and ending 30 days before the beginning of the Plan Year, or

(b) for any employee who becomes an eligible employee after that date, within the period beginning 90 days before the date he becomes an eligible employee and ending on the date such employee becomes an eligible employee.

         Notwithstanding any other provision of the Plan to the contrary, an eligible employee shall have a reasonable period (not fewer than 30 days) following receipt of such notice in which to make or amend his salary deferral contribution election.

         6.11 MILITARY SERVICE. Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with section 414(u) of the Code.


                                    SECTION 7

                                    ACCOUNTS

         7.1 SALARY DEFERRAL ACCOUNTS. A separate bookkeeping Salary Deferral Account shall be established and maintained for each Participant which shall reflect the salary deferral contributions properly allocable to the Participant under the Plan and the investment thereof. The salary deferral contributions paid to the Trustee on behalf of a Participant shall be allocated to the Participant's Salary Deferral Account as soon as administratively practicable following the date they are received by the Trustee. Each Participant's Salary Deferral Account shall at all times be fully vested and nonforfeitable. Amounts allocated to a Participant's Salary Deferral Account shall be invested among such types of investments as may be permitted by the Committee in accordance with the investment election(s) made by the Participant.

         7.2 EMPLOYER CONTRIBUTION ACCOUNTS. A separate bookkeeping Employer Contribution Account shall be established and maintained for each Participant which shall reflect the

Participating Company contributions properly allocable to the Participant under the Plan and the investment thereof. Except as otherwise provided in the Plan, at any relevant time prior to his Normal Retirement Date, the vested and forfeitable percentages of a Participant's Employer Contribution Account shall be determined from the following schedule, based upon his full years of Vesting
Service:


VESTING SERVICE           VESTED PERCENTAGE         FORFEITABLE PERCENTAGE

Less than 3 years                 0%                         100%
3 or more years                  100%                         0%

Notwithstanding the foregoing, (a) in the case of a Participant whose Plan Accounts include a Retirement Savings Plan Account or a Savings and Security Plan Account, that portion of his Employer Contribution Account which is attributable to Company contributions made in Plan Years prior to the current Plan Year and the two immediately preceding Plan Years shall at all times be fully vested and nonforfeitable Shares; (b) in the case of a Participant who was a participant in the CBIS Retirement and Savings Plan on December 31, 1998, his Employer Contribution Account shall at all times be fully vested and nonforfeitable; (c) that portion of a Participant's Plan Account attributable to matching contributions transferred from the Geneva Technology Inc. 401(k) Plan shall at all times be fully vested and nonforfeitable; and (d) effective January 1, 2002, in the case of a Participant who is not a collectively bargained employee and who was employed by an Affiliated Employer on January 1, 2002, his Employer Contribution Account shall at all times be fully vested and nonforfeitable. Except as otherwise provided in this Section 7.2, amounts allocated to a Participant's Employer Contribution Account shall be invested in Convergys Shares.

                  7.2.1 Effective January 1, 1999, an Eligible Participant may invest his entire Employer Contribution Account in any of the types of investments permitted by the Committee. For purposes of the preceding sentence, "Eligible Participant" means a Participant (a) who has been credited with at least ten years of Vesting Service or (b) who has attained age 45 and has been credited with at least five years of Vesting Service.

7.2.2 That portion of a Participant's Employer Contribution Account which is invested in Broadwing Shares on January 1, 1999 may continue to be invested in Broadwing Shares or in any of the other types of investments (including Convergys Shares) permitted by the Committee.

                  7.2.3 For purposes of Section 7.2.1, (a) "Eligible Participant" means a Participant (i) who has at least ten years of Vesting Service, or (ii) who has attained age 45 and has at least five years of Vesting Service, and (b) "Eligibility Period" means, with respect to any Eligible Participant, the five-consecutive Plan Year period commencing on the later of January 1, 1993 or the January 1 on which he first became an Eligible Participant.

                  7.2.4 Notwithstanding the foregoing, that portion of a Participant's Employer Contribution Account which is invested in Broadwing Shares on January 1, 1999 may continue to be invested in Broadwing Shares or in any of the other types of investments (including Convergys Shares) permitted by the Committee, and such portion shall not be counted for purposes of determining the "Restricted" and "Unrestricted" portions of his Employer Contribution Account under Section 7.2.2.

                  7.2.5 Effective January 1, 2002, a Participant who is not a collectively bargained employee, regardless of whether or not he is an Eligible Participant, may elect to exchange the investment of all or any portion of his Employer Contribution Account from Convergys Shares to one or more of the other types of investments permitted by the Committee.

         7.3 ROLLOVER ACCOUNTS. A separate bookkeeping Rollover Account shall be established and maintained for each Participant who makes rollover contributions which shall reflect such contributions and the investment thereof. Each Participant's rollover contributions to the Trust shall be allocated to his Rollover Account as soon as administratively practicable following the date they are received by the Trustee. Each Participant's Rollover Account shall at all times be fully vested and nonforfeitable. Amounts allocated to a Participant's Rollover Account shall be invested in such types of investments as may be permitted by the Committee in accordance with the investment election(s) made by the Participant.

         7.4 VOLUNTARY CONTRIBUTION ACCOUNTS. A separate bookkeeping Voluntary Contribution Account shall be established and maintained for each Participant which shall reflect the voluntary post-tax contributions made by the Participant under the Plan prior to January 1, 1999 and the investment thereof. Each Participant's Voluntary Contribution Account shall at all times be fully vested and non-forfeitable. Amounts allocated to a Participant's Voluntary Contribution Account shall be invested in such types of investments as may be permitted by the Committee in accordance with the investment election(s) made by the Participant.

         7.5 VOTING CONVERGYS SHARES. Before each annual or special meeting of the shareholders of Convergys, the Trustee shall cause to be sent to each Participant a copy of the proxy solicitation material therefore, together with a form requesting confidential instructions to the Trustee on how to vote the number of Convergys Shares credited to the Participant's Plan Accounts. Upon receipt of such instructions, the Trustee shall vote the Convergys Shares as instructed. Instructions received by the Trustee from individual Participants shall be held in the strictest confidence and shall not be divulged or revealed to any person, including officers or employees of any Affiliated Employer. The Trustee shall vote any Convergys Shares for which voting instructions have not been received in the proportions that it votes the Convergys Shares for which voting instructions have been received.

         7.6 VALUATIONS AND ADJUSTMENTS. The Trustee shall value the Trust assets at their fair market value as of each Valuation Date. Based upon the results of such valuation, each outstanding Plan Account shall be adjusted to reflect the increase or decrease thereof, and any applicable contributions, withdrawals, distributions or forfeitures, since the preceding Valuation Date.

         7.7 CONSOLIDATION OF PLAN ACCOUNTS. Except to the extent necessary to accurately reflect the withdrawal, distribution and investment rights and vested status of a Participant's Plan Accounts, the Committee may consolidate two or more of a Participant's Plan Accounts or portions thereof.


                                  SECTION 8

                                DISTRIBUTIONS

         8.1 GENERAL. Except as otherwise provided in this Section 8 and Section 9, no amount shall be distributed or withdrawn with respect to a Participant's Plan Accounts while he remains an Employee.

         8.2 NORMAL RETIREMENT. If a Participant is employed as an Employee on or after his Normal Retirement Date, his Plan Accounts shall be fully vested and nonforfeitable. If a Participant ceases to be an Employee on or after his Normal Retirement Date for any reason other than his death, the Participant's Plan Accounts may be distributed to him as soon as administratively practicable following the date on which he ceases to be an Employee. Notwithstanding the foregoing, the Plan Accounts of a Participant who is a 5% owner (as defined in section 416(i)(1) of the Code) of an Affiliated Employer and who remains in employment shall be distributed as of the last Valuation Date of the Plan Year in which he attains age 70-1/2 and any assets allocated to the Participant's Plan Accounts during any subsequent Plan Year shall be distributed as of the last Valuation Date of such subsequent Plan Year.

         8.3 DISABILITY RETIREMENT. A Participant's Plan Accounts shall be fully vested and nonforfeitable if he ceases to be an Employee prior to his Normal Retirement Date by reason of a Total Disability. Subject to Section 8.7, if a Participant ceases to be an Employee prior to his Normal Retirement Date by reason of a Total Disability, the Participant's Plan Accounts may be distributed to him as soon as administratively practicable following the date on which the Participant ceases to be an Employee.

         8.4 DEATH DURING EMPLOYMENT. A Participant's Plan Accounts shall be fully vested and nonforfeitable if he dies while an Employee. If a Participant ceases to be an Employee by reason of his death, the Participant's Plan Accounts shall be distributed to his Beneficiary in one lump sum as soon as administratively practicable following the date on which the Participant's death occurs.

         8.5 OTHER TERMINATIONS. Subject to Section 8.6, if a Participant ceases to be an Employee for any reason other than his death or Total Disability, the vested portion of his Plan Accounts may be distributed to him, and the forfeitable portions of his Plan Accounts, if any, forfeited as soon as administratively practicable following the date on which he ceases to be an Employee.

                  8.5.1 If distribution of the vested portion of the Participant's Plan Accounts is deferred under Section 8.6, the forfeitable portions of his Plan Accounts shall not be forfeited until the earlier of (1) the date on which the vested portion of his Plan Accounts is distributed and (b) the date on which he incurs a five year Break in Service (from the date on which he ceased to be an Employee).

                  8.5.2 The amount forfeited with respect to his Plan Accounts shall be restored if the Participant is reemployed as a Covered Employee prior to incurring a Five Year Break in Service (from the date on which he ceased to be an Employee) and if he repays to the Trust the amounts previously distributed to him from his Plan Accounts, provided that such repayment must be made before the Participant incurs a Five Year Break in Service (from the date on which such forfeiture occurred).

                  8.5.3 Restorals under this Section 8.5 shall be made first from any forfeitures arising in the Plan Year in which the restoral is made and second from additional Company contributions. Amounts repaid or restored to the Plan shall be credited to new Plan Accounts, in the name of the Participant, of the same types as the Plan Accounts from which distributions and forfeitures were made.

         8.6 DEFERRED DISTRIBUTIONS. Notwithstanding any other provision hereof to the contrary, if the value of the vested portion of a Participant's Plan Accounts is in excess of $5,000, distribution of such vested portion shall not be made before the Participant attains age 70 1/2 without the Participant's consent. If the Participant dies after ceasing to be an Employee but prior to the date on which the vested portion of his Plan Accounts has been distributed, the vested portion of his Plan Accounts shall be distributed to his Beneficiary in one lump sum as soon as administratively practicable following the date on which the Participant's death occurs. If a distribution is one to which sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than 30 days after the notice required under section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that: (a) the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and (b) the Participant, after receiving the notice, affirmatively elects a distribution.

         8.7 REEMPLOYMENT. If a Participant who ceased to be an Employee is reemployed as an Employee prior to the date as of which his Plan Accounts are to be distributed or forfeited, his Plan Accounts shall not be distributed or forfeited by reason of such cessation of employment.

         8.8 FORM OF DISTRIBUTION. To the extent that a Plan Account is invested in investments other than Convergys Shares or Broadwing Shares or distributions from that Plan Account shall be in cash. To the extent that a Plan Account is invested in Convergys Shares or Broadwing Shares, distributions with respect to that Plan Account shall be in Convergys Shares or Broadwing Shares, as the case may be, or if the recipient so elects, in cash.

         8.9 ALTERNATE PAYEES. In the case of a person who is determined by the Committee to be an alternate payee (within the meaning of section 414(p)(8) of the Code) with respect to the vested portion of one or more of a Participant's Plan Accounts, unless the qualified domestic relations order applicable to the Participant's Plan Accounts otherwise provides, the alternate payee may elect, with respect to the alternate payee's interest in the vested portion of the Participant's Plan Accounts, to have such interest distributed to the alternate payee in one lump sum as soon as practical after the alternate payee is determined to be an alternate payee. Notwithstanding the foregoing, if the value of the alternate payee's interest in the Participant's Plan Accounts is not in excess of $5,000, the vested portion of such interest shall be distributed to the alternate payee as soon as practicable after the alternate payee is determined to be an alternate payee.

         8.10 AUXCO PARTICIPANTS; CBIS FEDERAL PARTICIPANTS. If the value of the vested portion of an Auxco Participant's or CBIS Federal Participant's Plan Accounts is at least $5,000, any distribution with respect to his Plan Accounts shall be subject to the provision of this Section 8.10. For purposes of this
Section 8.11, "Auxco Participant" means a Participant who was a participant in the Auxton Computer Enterprises, Incorporated Savings and Profit Sharing Plan on December 31, 1991 and "CBIS Federal Participant" means a Participant who was a participant in CBIS Federal Inc. Profit Sharing and Tax Referral Savings Plan as of December 31, 1991.

                  8.10.1 Distribution of the vested portion of his Plan Accounts shall be in one lump sum payment, at least annual installments or through the purchase and distribution of an annuity contract as the Participant or his Beneficiary (as the case may be) may elect.

                  8.10.2 If the Participant elects an annuity contract, such annuity contract shall provide monthly payments (a) if the Participant is unmarried, for the life of the Participant or (b) if the Participant is married, for the life of the Participant and, if the Participant's spouse is then living, continuing for the life of the Participant's spouse at 50% of the monthly amount payable during their joint lives unless the Participant otherwise elects in accordance with Section 8.14.

         8.11 SAVINGS AND SECURITY PLAN ACCOUNTS; WATS MARKETING PLAN. If a Participant's Plan Accounts include amounts transferred from the Cincinnati Bell Inc. Savings and Security Plan or the WATS Marketing of America, Inc. Incentive Savings Plan and if distribution of the vested portion of his Plan Accounts is being made by reason of the Participant's retirement or Total Disability, he may elect to have his Plan Accounts distributed in up to 20 annual installments.

         8.12 TMS PARTICIPANTS. If value of the vested portion of a TMS Participant's Plan Accounts is at least $5,000, any distribution with respect to his Plan Accounts shall be subject to the provisions of this Section 8.12. For purposes of the Plan, TMS Participant means a Participant who had a TMS Account under Article XXIA of NICE Computer Profit-Sharing Plan as of December 31, 1990.

                  8.12.1 Distribution of the vested portion of his Plan Accounts shall be in one lump sum payment, the purchase and distribution of an annuity contract as the Participant or his Beneficiary (as the case may be) may elect.

                  8.12.2 If the Participant elects an annuity contract, such annuity contract shall provide monthly payments (a) if the Participant is unmarried, for the life of the Participant or (b) if the Participant is married, for the life of the Participant and, if the Participant's spouse is then living, continuing for the life of the Participant's spouse at 50% of the monthly amount payable during their joint lives unless the Participant otherwise elects in accordance with Section 8.14.

         8.13 DISTRIBUTION REQUIREMENTS. Notwithstanding any other provision of the Plan to the contrary, distribution from a Participant's Plan Account shall commence to the Participant no later than his required beginning date. Distributions required to commence under this Section shall be made in the form provided under this Section 8 and in accordance with Code Section 401(a)(9) and regulations issued thereunder, including the minimum distribution incidental benefit requirements. A Participant's "required beginning date" means the following:

         (a) for a Participant who is not a "five percent owner", April 1 of the calendar year following the calendar year in which occurs the later of the Participant's (i) attainment of age 70 1/2 or (ii) the date he ceases to be an Employee.

         (b) for a Participant who is a "five percent owner", April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2.

         A Participant is a "five percent owner" if he is a five percent owner, as defined in Code Section 416(i) and determined in accordance with Code Section 416, but without regard to whether the Plan is top-heavy, for the Plan Year ending with or within the calendar year in which the Participant attains age 70 1/2. The required beginning date of a Participant who is a "five percent owner" hereunder shall not be redetermined if the Participant ceases to be a five percent owner as defined in Code Section 416(i) with respect to any subsequent Plan Year.

         8.14 WAIVER ELECTION. For purposes of Sections 8.10 and 8.12, if a Participant elects to have his Plan Accounts distributed in the form of an annuity, not earlier than 90 days, but not later than 30 days, before the date on which Participant's Plan Accounts are distributed, the Committee shall provide the Participant an explanation of the terms and conditions of the annuities available under Section 8.11 or 8.13 (as the case may be), the Participant's right to make, and the effect of, an election to waive such form of annuity, the rights of the Participant's spouse regarding the waiver election and the Participant's right to make, and the effect of, a revocation regarding the waiver election. The Plan does not limit the number of times the Participant may revoke a waiver of such form of annuity or make a new waiver during the election period.

                  8.14.1 A married Participant's waiver election is not valid unless (a) the Participant's spouse (to whom the survivor annuity is payable under Section 8.10 or 8.12, as the case may be), after the Participant has received the explanation described in this Section 8.14, has consented in writing to the waiver election, the spouse's consent acknowledges the effect of the election, and a notary public or a Plan representative witnesses the spouse's consent, (b) the spouse consents to the alternate form of payment designated by the Participant or to any change in that designated form of payment, and (c) unless the spouse is the Participant's sole primary Beneficiary, the spouse consents to the Participant's Beneficiary designation or to any change in the Participant's Beneficiary designation. The spouse's consent to a waiver of the qualified joint and survivor annuity is irrevocable, unless the Participant revokes the waiver election. The spouse may execute a blanket consent to any form of payment designation or to any Beneficiary designation made by the Participant, if the spouse acknowledges the right to limit that consent to a specific designation but, in writing, waives that right.

                  8.14.2 The Committee will accept as valid a waiver election which does not satisfy the spousal consent requirements if the Committee establishes the Participant does not have a spouse, the Committee is not able to locate the Participant's spouse, the Participant is legally separated or has been abandoned (within the meaning of State law) and the Participant has a court order to that effect, or other circumstances exist under which the Secretary of the Treasury will excuse the consent requirement. If the Participant's spouse is legally incompetent to give consent, the spouse's legal guardian (even if the guardian is the Participant) may give consent.

         8.15 DIRECT ROLLOVERS. Any Participant or Beneficiary who is entitled to receive a distribution from the Plan in the form of an eligible rollover distribution may elect to have part or all of such distribution paid directly to an eligible retirement plan. Any election under this Section 8.15 shall be made on forms furnished and in the manner prescribed by the Committee. Notwithstanding the foregoing, the minimum amount which a Participant or Beneficiary may elect to have paid to an eligible retirement plan is (a) $200.00, if the entire eligible rollover distribution is being paid to the eligible retirement plan or (b) $500.00, if less than the entire eligible rollover distribution is being paid to the eligible retirement plan. For purposes of this Section 8.15, "eligible rollover distribution" means any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: (1) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; (2) any distribution to the extent such distribution is required under section 401(a)(9) of the Code; (3) the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and (4) any hardship withdrawal of salary deferral contributions made in accordance with the provisions of Section 9. For purposes of this
Section 8.15, "eligible retirement plan" means an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

         8.16 MISSING PARTICIPANTS. If a Participant or Beneficiary who is entitled to receive a distribution under the Plan cannot be located within six months, after such investigation as the Committee deems appropriate, the amount otherwise distributable to such Participant or Beneficiary shall thereupon be forfeited; provided that if such Participant or Beneficiary thereafter makes a claim for the amount forfeited hereunder, the amount so forfeited (unadjusted for any gains or losses occurring subsequent to the date of the forfeiture) shall be restored to the Trust through additional Participating Company contributions and paid to the Participant or Beneficiary.


                                    SECTION 9

                 WITHDRAWALS DURING EMPLOYMENT; LOANS; TRANSFERS

         9.1 WITHDRAWALS AFTER NORMAL RETIREMENT DATE. Subject to such rules as the Committee may prescribe, a Participant who is an Employee may elect to withdraw from his Plan Accounts, on or after his Normal Retirement Date, any amount he may designate. No Participant may elect to make more than two withdrawals in any Plan Year. All withdrawals shall be in cash.

         9.2 WITHDRAWALS PRIOR TO NORMAL RETIREMENT DATE. Subject to such rules as the Committee may prescribe, a Participant who is an Employee may elect to make withdrawals from his Plan Accounts, prior to his Normal Retirement Date, in accordance with the provisions of this Section 9.2.

                  9.2.1 A Participant whose Plan Accounts include amounts attributable to rollover contributions described in section 402(c)(5), 403(a)(4) or 408(d)(3) of the Code or voluntary post-tax contributions may elect to withdraw any portion of such amounts.

                  9.2.2 A Participant whose Plan Accounts include amounts attributable to salary deferral contributions under section 401(k) of the Code may elect to withdraw any portion of such amounts (other than income earned on such contributions after December 31, 1988); provided, however, that (a) he may not elect to make a withdrawal under this Section 9.2.2 unless he demonstrates to the satisfaction of the Committee that such withdrawal is necessary to alleviate a

Hardship and (b) he may not elect to withdraw more than the amount needed to alleviate the Hardship. For purposes hereof, "Hardship" means an immediate and heavy financial need of the Participant or his dependents because of sickness, disability, or other financial emergency, but only to the extent consistent with section 401(k) of the Code and any regulations issued by the Secretary of the Treasury thereunder. The determination of whether a Participant has incurred a "Hardship" shall be made on the basis of all relevant facts and circumstances. A financial need shall not fail to qualify merely because it was reasonably foreseeable or voluntarily incurred. A distribution for any of the following needs shall be deemed to be made on account of Hardship: (a) medical expenses described in section 213(d) of the Code incurred by the Participant, the Participant's spouse or any dependent of the Participant (as defined in section 152 of the Code), (b) purchase (excluding mortgage payments) of a principal residence of the Participant, (c) payment of tuition for the next twelve months of post-secondary education for the Participant, his or her spouse, children or dependents, and (d) the need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence. In the event of a withdrawal from a Participant's Plan Accounts under this Section 9.2.2, the Participant's elective contributions and employee contributions (within the meaning of Treas. Reg. ss.1.401(k)-1(d)(2)(iii)) to the Plan and all other plans maintained by any Affiliated Employer shall be suspended for 12 months after the withdrawal and the Participant's elective contributions (within the meaning of Treas. Reg. ss.1.401(k)-1(d)(2)(iii)) to this Plan and all other plans maintained by any Affiliated Employer for the calendar year immediately following the calendar year in which the withdrawal occurs may not exceed the applicable limit under section 402(g) of the Code for the calendar year immediately following the calendar year in which the withdrawal occurs less the amount of such elective contributions for the calendar year in which the withdrawal occurs.

                  9.2.3 A Participant whose Plan Accounts include employer matching contributions transferred from the Cincinnati Bell Inc. Retirement Savings Plan or the Cincinnati Bell Inc. Savings and Security Plan may withdraw any non-forfeitable portion of such contributions (and the earnings thereon).

                  9.2.4 No Participant may elect to make more than two withdrawals in any Plan Year. All withdrawals shall be in cash.

         9.3 LOANS. Subject to the provisions of this Section 9.3 and to such other uniform and nondiscriminatory rules as may be adopted by the Committee (which rules are incorporated herein by reference), a Participant who is a party in interest (within the meaning of section 3(14) of ERISA) may, with the consent of the Committee, borrow from his Plan Accounts.

                  9.3.1 The maximum amount a Participant may borrow is the lesser of: (a) 50% of the value of the vested (nonforfeitable) portion of the Participant's Plan Accounts or (b) $50,000 reduced by the highest outstanding balance of loans from the Participant's Plan Accounts (and from any other qualified plan maintained by an Affiliated Employer) during the one year period ending on the day before the date the loan is made.

                  9.3.2 No Participant may have more than two loans outstanding at any time.

                  9.3.3 Each loan shall bear a reasonable rate of interest (as determined by the Committee) and shall be secured by the loaned portion of the Participant's Plan Accounts. The minimum term of any loan shall be one year and the maximum term of any loan shall be five years (fifteen years in the case of where the loan is used to acquire the Participant's principal residence). For the purpose of this Section 9.3.3, the term of the loan will commence with the first day of the month in which the loan proceeds are paid to the Participant. Substantially equal amortization of the loan (with payments not less frequently than quarterly) shall be required.

                  9.3.4 Any amounts borrowed from a Plan Account shall be deemed to be made pro rata from the various types of investments (other than loans) of the Plan Account.

                  9.3.5 Loan principal and interest payments must be made through payroll deductions, beginning with the first paycheck of the month following the month in which the loan proceeds are paid to the Participant; provided that the Participant may prepay the entire outstanding balance on a loan at any time. Loan principal and interest payments shall be credited to the Plan Account from which the loan was made. To the extent that the Participant directs the investment of the Plan Account from which the loan was made, loan payments to such Plan Account shall be invested according to the Participant's investment direction in effect at the time of repayment.

                  9.3.6 If the Participant ceases to be an Employee for any reason (including death), the remaining balance on each outstanding loan shall become immediately due and payable and shall be satisfied through a distribution from the Participant's Plan Accounts under Section 8. If the Participant's pay is insufficient to cover the loan payments due for a period of 90 days or if the Participant's payroll deductions for loan payments are reduced or suspended for any reason, unless arrangements for manual payments (satisfactory to the Committee) are made, the remaining balance on each outstanding loan shall become immediately due and payable.

                  9.3.7 The Committee, in its discretion, may establish such loan fees and prescribe such additional terms and conditions for loans as it deems necessary or appropriate.

         9.4 TRANSFER TO CMG PLAN. If a Participant in this Plan becomes CMG Plan Eligible after January 1, 1999, he automatically shall become a Participant in the CMG Plan on the date he becomes CMG Plan Eligible and the amounts credited to his Plan Accounts automatically shall be transferred to the corresponding accounts in the CMG Plan. Thereafter, the amounts transferred to the CMG Plan shall be governed entirely by the terms of the CMG Plan. Until changed by the Participant in accordance with the terms of the CMG Plan, any beneficiary designation, investment direction and authorization for salary deferral contributions in effect under this Plan shall continue in effect under the CMG Plan.

                                   SECTION 10

                              TOP-HEAVY PROVISIONS

         10.1 GENERAL. If the Plan is or becomes Top-Heavy in any Plan Year, the provisions of this Section 10 will supersede any conflicting provisions in the Plan.

         10.2 DEFINITIONS. For purposes of this Section 10, the following terms shall have the meanings hereinafter set forth unless the context otherwise requires:

                  10.2.1 "Key Employee" means any Employee or former Employee (and the beneficiaries of any such Employee) who at any time during the Determination Period was an officer of an Affiliated Employer if such individual's annual compensation exceeds 50% of the dollar limitation under section 415(b)(1)(A) of the Code, an owner (or considered an owner under section 318 of the Code) of one of the ten largest interests in an Affiliated Employer if such individual's compensation exceeds 100% of the dollar limitation under section 415(c)(1)(A) of the Code, a 5-percent owner of an Affiliated Employer or a 1-percent owner of an Affiliated Employer who has an annual compensation of more than $150,000. The "Determination Period" is the Plan Year containing the Determination Date and the four preceding Plan Years. The determination of who is a Key Employee will be made in accordance with section 416(i)(1) of the Code and the regulations thereunder. For purposes of this Section 10.2.1, compensation from all Affiliated Employers shall be aggregated.

                  10.2.2 For any Plan Year, this Plan is "Top-Heavy" if any of the following conditions exists:

                           (a)      If the Top-Heavy Ratio for this Plan
exceeds 60% and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans,

                           (b)      If this Plan is a part of a Required
Aggregation Group of plans (but not part of a Permissive Aggregation Group) and the Top-Heavy Ratio for the Required Aggregation Group of plans exceeds 60%, or

                           (c)      If this Plan is a part of a Required
Aggregation Group and a Permissive Aggregation Group and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60%.

                  10.2.3 If an Affiliated Employer maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and an Affiliated Employer has not maintained any defined benefit plan which during the 5-year period ending on the Determination Date(s) has or has had accrued benefits, the Top-Heavy Ratio for this Plan alone or for the Required or Permissive

Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the Determination Date(s) (including any part of any account balances distributed in the 5-year period ending on the Determination Date(s)), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the 5-year period ending on the Determination Date(s)), determined in accordance with section 416 of the Code and the regulations thereunder. Both the numerator and the denominator of the Top-Heavy Ratio are adjusted to reflect any contributions not actually made as of the Determination Date, but which are required to be taken into account on that date under section 416 of the Code and the regulations thereunder.

                  10.2.4 If an Affiliated Employer maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and an Affiliated Employer maintains or has maintained one or more defined benefit plans which during the 5-year period ending on the Determination Date(s) has or has had any accrued benefits, the Top-Heavy Ratio for any Required or Permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of account balances under the aggregate defined contribution plan or plans for all Key Employees, determined in accordance with 10.2.3 above, and the present value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the Determination Date(s), and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all participants, determined in accordance with
10.2.3 above, and the present value of accrued benefits under the aggregated defined benefit plan or plans for all participants as of the Determination Date(s), all determined in accordance with section 416 of the Code and the regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the Top-Heavy Ratio are adjusted for any distribution of an accrued benefit made in the 5-year period ending on the Determination Date.

                  10.2.5 For purposes of Sections 10.2.3 and 10.2.4, the value of account balances and the present value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in section 416 of the Code and the regulations thereunder for the first and second Plan Years of a defined benefit plan. The account balances and accrued benefits of a Participant
(1) who is not a Key Employee but who was a Key Employee in a prior year, or (2) who has not performed any services for any Affiliated Employer at any time during the 5-year period ending on the Determination Date will be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account, will be made in accordance with section 416 of the Code and the regulations thereunder. Deductible employee contributions will not be taken into account for purposes of computing the Top-Heavy Ratio. When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year. Distributions made from a terminated plan during the 5-year period ending on the Determination Date shall be taken into account for purposes of Sections 10.2.3 and 10.2.4 if the terminated plan would have been required to be included in an Aggregation Group if it had not been terminated.

                  10.2.6 "Permissive Aggregation Group" means the Required Aggregation Group of plans plus any other plan or plans of any Affiliated Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of sections 401(a)(4) and 410 of the Code.

                  10.2.7 "Required Aggregation Group" means (1) each qualified plan of any Affiliated Employer in which at least one Key Employee participates, and (2) any other qualified plan of an Affiliated Employer which enables a plan described in (1) to meet the requirements of section 401(a)(4) or 410 of the Code.

                  10.2.8 "Determination Date" means (1) for any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year and
(2) for the first Plan Year of the Plan, the last day of that year.

                  10.2.9 "Valuation Date" means the last business day of each Plan Year.

                  10.2.10 For purposes of establishing "Present Value" to compute the Top-Heavy Ratio, any benefit shall be discounted only for mortality and interest based on the following: (1) Interest Rate, 6%; (2) Mortality table, the Unisex Pension Table for 1984.

         10.3 MINIMUM CONTRIBUTIONS. Notwithstanding any other provision in this Plan except 10.3.2 below, for any Plan Year in which this Plan is Top-Heavy, the Participating Company contributions (other than Salary Deferral Contributions) and forfeitures allocated on behalf of any Participant who is not a Key Employee but who is an Employee on the last day of such Plan Year shall not be less than the lesser of 3% of such Participant's compensation as an Employee, or in the case where the Participating Companies have no defined benefit plan which designates this Plan to satisfy section 401 of the Code, the largest percentage of Participating Employer contributions (including Salary Deferral Contributions) and forfeitures, as a percentage of the first $200,000 (or such greater amount as may be permitted under section 401(a)(17) of the Code) of the Key Employee's compensation, allocated on behalf of any Key Employee for that Year. The minimum allocation is determined without regard to any Social Security contribution. This minimum allocation shall be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the year because of
(i) the Participant's failure to complete 1,000 hours of service (or any equivalent provided in the Plan), or (ii) the Participant's failure to make mandatory employee contributions to the Plan, or (iii) compensation less than a stated amount.

                  10.3.1 For purposes of computing the minimum allocation, "compensation" means Compensation within the meaning of that term as used in
Section 6.5.

                  10.3.2 For purposes of computing the minimum allocation, Affiliated Employer contributions and forfeitures allocated under any other defined contribution plan of an Affiliated Employer, in which any Key Employee participates or which enables another defined contribution plan (in which a Key Employee participates) to meet the requirements of section 401(a)(4) or 410 of the Code, shall be considered contributions and forfeitures allocated under this Plan. In the case of any non-Key Employee Participant who is also a participant in any defined benefit plan of an Affiliated Employer which designates this Plan to satisfy section 401 of the Code, the foregoing provisions of this Section
10.3 shall be applied, but with 7-1/2% substituted for 3%.

                  10.3.3 The minimum allocation required (to the extent required to be nonforfeitable under section 416(b)) may not be suspended or forfeited under sections 411(a)(3)(B) or 411(a)(3)(D) of the Code.


                  10.3.4 For purposes of this Section 10.3, the term "Participant" shall include, with respect to any Plan Year, any Employee who is an Eligible Employee (within the meaning of Section 6.9) with respect to such Plan Year.

         10.4 MINIMUM VESTING. Commencing on the first day of the first Plan Year in which the Plan becomes Top-Heavy, with respect to any Participant who performs at least one Hour of Service on or after such date, the Plan Accounts of each such Participant who has been credited with at least two years of Vesting Service shall be fully vested and nonforfeitable.

         10.5 ADJUSTMENTS TO SECTION 415 LIMITATIONS. In any Plan Year in which the Plan is Top-Heavy, the denominators of the defined benefit plan fraction and defined contribution plan fraction in section 415 of the Code shall be computed using 100% of the dollar limitation instead of 125%.


                                   SECTION 11

                           ADMINISTRATION OF THE PLAN

         11.1 EMPLOYEE BENEFITS COMMITTEE. The Convergys Employee Benefits Committee shall be responsible for the administration of the Plan and, in addition to the powers and authorities expressly conferred upon it in the Plan, shall have all such powers and authorities as may be necessary to carry out the provisions of the Plan, including the power and authority to interpret and construe each and every provision of the Plan, to make benefit determination, and to resolve any disputes which arise under the Plan. In carrying out its duties under the Plan, including making benefit determinations, interpreting or construing the provisions of the Plan, and resolving disputes, the Convergys Employee Benefits Committee (or any individual to whom authority has been delegated in accordance with Section 11.8) shall have absolute discretionary authority.

         11.2 SERVICE OF PROCESS. Unless another person has been appointed by Convergys to serve as agent for receipt of legal process with respect to the Plan, the Committee shall be the agent for receipt of legal process with respect to the Plan.

         11.3 COMPENSATION OF COMMITTEE. The members of the Committee shall not receive compensation for their services as such, and except as required by law, no bond or other security need be required of them in such capacity in any jurisdiction.

         11.4 RULES OF PLAN. Subject to the limitations of the Plan, the Committee may, from time to time, establish rules for the administration of the Plan and the transaction of its business. The Committee may correct errors, however arising, and, as far as possible, adjust any benefit payments accordingly. The determination of the Committee as to the interpretation of the provisions of the Plan or any disputed question shall be conclusive upon all interested parties.

         11.5 NAMED FIDUCIARY. The Committee shall be a named fiduciary of the Plan with respect to all matters entrusted to it under the terms of the Plan and the Trust.

         11.6 AGENTS AND EMPLOYEES. The Committee may authorize one or more agents to execute or deliver any instrument. The Committee may appoint or employ such agents, counsel (including counsel of any Affiliated Employer or the Trustee), auditors (including auditors of any Affiliated Employer or the Trustee), physicians, clerical help and actuaries as in its judgment may seem reasonable or necessary for the proper administration of the Plan, and the Committee may certify to the Trustee the expenses chargeable to the Trust for such services.

         11.7 RECORDS. The Committee shall maintain accounts showing the fiscal transactions of the Plan and shall keep, in convenient form, such data as may be necessary for valuation of the assets and liabilities of the Plan. The Committee shall prepare and submit annually to Convergys a report showing in reasonable detail the assets and liabilities of the Plan, and giving a brief account of the operation of the Plan for each Plan Year.

         11.8 DELEGATION OF AUTHORITY. The Committee and/or the Employee Benefits Review Committee may, by resolution, delegate to any person or persons any or all of its rights and duties hereunder. Any such delegation shall be valid and binding on all persons, and the person or persons to whom authority has been delegated shall, upon written acceptance of such authority, have full power to act in all matters so delegated until the authority expires by its terms or is revoked by the Committee and/or the Employee Benefits Review Committee.

         11.9 BENEFIT CLAIMS. Except to the extent that the provisions of any collective bargaining agreement provide another method of resolving claims for benefits under the Plan, the provisions of this Section shall control with respect to the resolution of such claims. Whenever a claim for benefits under the Plan filed by any person (herein referred to as the "Claimant") is denied, whether in whole or in part, the Committee shall transmit a written notice of such decision to the Claimant within 90 days of the date the claim was filed or, if special circumstances require an extension, within 180 days of such date, which notice shall be written in a manner calculated to be understood by the Claimant and shall contain a statement of (i) the specific reasons for the denial of the claim, (ii) specific reference to pertinent Plan provisions on which the denial is based, and (iii) a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such information is necessary. The notice shall also include a statement advising the Claimant that, within 60 days of the date on which he receives such notice, he may obtain review of such decision in accordance with the procedures hereinafter set forth. Within such 60-day period, the Claimant or his authorized representative may request that the claim denial be reviewed by filing with the Committee a written request therefor, which request shall contain the following information:

(a) the date on which the Claimant's request was filed with the Committee; provided, however, that the date on which the Claimant's request for review was in fact filed with the Committee shall control in the event that the date of the actual filing is later than the date stated by the Claimant pursuant to this paragraph;

(b) the specific portions of the denial of his claim which the Claimant requests the Committee to review;

(c) a statement by the Claimant setting forth the basis upon which he believes the Committee should reverse the previous denial of his claim for benefits and accept his claim as made; and

(d) any written material (offered as exhibits) which the Claimant desires the Committee to examine in its consideration of his position as stated pursuant to paragraph (c) of this Section.

Within 60 days of the date determined pursuant to paragraph (a) of this Section or, if special circumstances require an extension, within 120 days of such date, the Employee Benefits Review Committee shall conduct a full and fair review of the decision denying the Claimant's claim for benefits and shall render its written decision on review to the Claimant. The Employee Benefits Review Committee's decision on review shall be written in a manner calculated to be understood by the Claimant and shall specify the reasons and Plan provisions upon which the Employee Benefits Review Committee's decision was based.

         11.10 ELIGIBILITY. The members of the Committee shall not be precluded from becoming Participants in the Plan if they are otherwise eligible.

         11.11 NON-DISCRIMINATION. All determinations required of any Affiliated Employer and the Committee hereunder shall be made in accordance with the provisions hereof and in accordance with other standards and policies adopted by the Affiliated Employer or the Committee, which standards and policies shall be consistently observed and applied in a nondiscriminatory manner to all Employees similarly situated.

         11.12 INDEMNIFICATION. Convergys shall indemnify each member of the Committee for all expenses and liabilities (including reasonable attorney's fees) arising out of the administration of the Plan, other than any expenses or liabilities resulting from the member's own gross negligence or willful misconduct. The foregoing right of indemnification shall be in addition to any other rights to which the members of the Committee may be entitled as a matter of law.


                                   SECTION 12

                              MANAGEMENT OF ASSETS

         All assets of the Plan shall be held in the Trust for the exclusive benefit of the Participants and their Beneficiaries. Except as to the costs and expenses of the Plan and Trust not otherwise provided for and except as otherwise provided herein, in no event shall it be possible for any of the assets of the Plan to be used for, or diverted to purposes other than for the exclusive benefit of the Participants and their Beneficiaries. No person shall have any interest in or right to any part of the assets of the Plan, except as and to the extent provided in the Plan and the Trust.


                                   SECTION 13

                            AMENDMENT AND TERMINATION

         13.1 AMENDMENT. Convergys reserves the right to amend the Plan either retroactively or prospectively, conditionally or absolutely; provided that Convergys shall have no right to amend the Plan in such manner as would cause or permit any part of the assets of the Trust to be used for or diverted to purposes other than for the exclusive benefit of the Participants and their Beneficiaries; provided, further, that no amendment may be adopted changing any vesting schedule unless the nonforfeitable percentage of each Participant's Plan Accounts (determined as of the later of the date such amendment is adopted or the date such amendment becomes effective) is equal to or greater than such nonforfeitable percentage computed without regard to such amendment. If an amendment is adopted which changes any vesting schedule under the Plan, each Participant who has been credited with three years of service may elect to have his nonforfeitable percentage computed under the Plan without regard to such amendment. The period during which such election may be made shall begin on the date the amendment is adopted and shall end on the latest of: (a) the 60th day after the day the amendment is adopted; (b) the 60th day after the day the amendment becomes effective; or (c) the 60th day after the day the Participant is issued written notice of the amendment.

         13.2 TERMINATION. Convergys reserves the right to terminate the Plan, in whole or in part, either retroactively or prospectively, conditionally or absolutely. In the event of the termination or partial termination of the Plan or the permanent discontinuance of Company contributions to the Plan, the Plan Accounts of all affected Participants shall be fully vested and nonforfeitable. To the extent permitted by law, if the Plan is terminated, each Participant's Plan Accounts shall be distributed to him or his Beneficiary, as the case may be, as soon as practicable thereafter.


                                   SECTION 14

                           MERGERS AND CONSOLIDATIONS

         Notwithstanding any other provision hereof to the contrary, in no event shall the Plan be merged or consolidated with any other plan, nor shall any of the assets or liabilities of the Plan be transferred to any other plan, unless each Participant and Beneficiary would (if the transferee or surviving plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).

                                   SECTION 15

                           NON-ALIENATION OF BENEFITS

         Except as provided in Code Section 401(a)(13) (relating to qualified domestic relations orders), Code Section 401(a)(13)(C) and (D) (relating to offsets ordered or required under a criminal conviction involving the Plan, a civil judgment in connection with a violation or alleged violation of fiduciary responsibilities under ERISA, or a settlement agreement between the Participant and the Department of Labor in connection with a violation or alleged violation of fiduciary responsibilities under ERISA), Section 1.401(a)-13(b)(2) of Treasury regulations (relating to Federal tax levies and judgments), or as otherwise required by law, no benefit under the Plan at any time shall be subject in any manner to anticipation, alienation, assignment (either at law or in equity), encumbrance, garnishment, levy, execution, or other legal or equitable process; and no person shall have power in any manner to anticipate, transfer, assign (either at law or in equity), alienate or subject to attachment, garnishment, levy, execution, or other legal or equitable process, or in any way encumber his benefits under the Plan, or any part thereof, and any attempt to do so shall be void.

                                   SECTION 16

                                  MISCELLANEOUS

         16.1 DELEGATION. Any matter or thing to be done by any Affiliated Employer shall be done by its Board of Directors, except that, from time to time, the Board by resolution may delegate to any person or committee certain of its rights and duties hereunder. Any such delegation shall be valid and binding on all persons and the person or committee to whom or which authority is delegated shall have full power to act in all matters so delegated until the authority expires by its terms or is revoked by the Board.

         16.2 ADMINISTRATOR AND PLAN SPONSOR. Convergys shall be the "administrator" and "plan sponsor" of the Plan within the meaning of those terms as used in ERISA.

         16.3 APPLICABLE LAW. The Plan shall be governed by the laws of the State of Ohio and applicable federal law.

         16.4 SEVERABILITY OF PROVISIONS. If any provision of the Plan is held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and the Plan shall be construed and enforced as if such provision had not been included.

         16.5 HEADINGS. Headings used throughout the Plan are for convenience only and shall not be given legal significance.

         16.6 COUNTERPARTS. The Plan may be executed in any number of counterparts, each of which shall be deemed an original. All counterparts shall constitute one and the same instrument, which shall be sufficiently evidenced by any one thereof.

                                   SECTION 17

                                 EFFECTIVE DATES


         Except as otherwise specifically provided by the terms of the Plan including the terms of this Section 17, this amendment and restatement is intended to be effective as of January 1, 1999. With respect to each change made to satisfy the provisions of (1) the Uruguay Round Agreements Act, or General Agreement on Trade and Tariffs of 1994, which included the Pension Protection Act of 1994 ("GATT"), (2) the Uniformed Services Employment and Reemployment Rights Act of 1996 ("USERRA"), (3) Small Business Job Protection Act of 1996 ("SBJPA"), (4) the Tax Reform Act of 1997 ("TRA'97"), (5) any other changes in the Code or ERISA or (6) regulations, rulings or other published findings issued under the Code, ERISA, GATT, USERRA, SBJPA or TRA'97 (collectively the "GUST Required Changes"), such provisions are effective the first day of the first period (which may or may not be the first day of a Plan Year) with respect to which such change became required because of such provision (including any day that became such as a result of an election or waiver by an employee or a waiver exemption issued under the Code, ERISA, GATT USERRA, SBJPA or TRA'97) including, but not limited to, the following:

         (a) The provisions of Section 6.11 regarding military service are effective December 12, 1994.

         (b) The following changes are effective for plan years beginning after December 31, 1996:

             (1)      Elimination of family aggregation requirements;

             (2) Changes to the definition of highly compensated employee in Section 6.6;

             (3)      Changes to the definition of leased employee in
                      Section 2.1.10(b);

             (4) Changes to the 401(k) and 401(m) discrimination tests in Section 6.2, 6.3 and 6.4 and changes to the method of correction where the plan fails to satisfy the test.

         (c) Changes in the definition of "required beginning date" in Section
8.14 of the Plan are effective January 1, 1997.

         (d) The increase in the cashout limit from $3,500 to $5,000 is effective January 1, 1998.

         (e) The elimination of the lookback rule for determining whether the value of a Participant's Account exceeds the cashout limit is effective March 22, 1999.

         (f) The exclusion of hardship withdrawals of salary deferral contributions from the definition of "eligible rollover distribution" in Section
8.15 is effective January 1, 1999.

         (g) The combined limit on defined benefit and defined contribution plans under Code Section 415(e) is eliminated effective the first day of the first limitation year beginning on or after January 1, 2000.

         (h) The addition of safe harbor provisions for deemed satisfaction of the 401(k) and 401(m) non-discrimination test in Section 6.10 are effective January 1, 2002.

         (i) Changes in the anti-alienation provisions of Section 15 to include the exceptions in Code Section 401(a)(13)(C) and (D) are effective for judgments, orders, and decrees issued and settlement agreements entered into on or after August 5, 1997.

         (j) The alternate forms of payment described in Sections 8.10, 8.11 and
8.12 are eliminated effective as of the date this restatement is adopted; provided however that such forms of payment shall continue to be made available to Participants with respect to any distribution with an annuity starting date that is earlier than the earlier of:
(a) the 90th day after the date the Participant has been furnished with a summary that reflects the amendment and that satisfies the requirements of 29 CFR 2520.104b-3 for pension plans; or (b) January 1, 2004.

         The special effective dates provided above apply the provisions of the Plan retroactively to any plan that merged into the plan prior to the end of its remedial amendment period (including the Geneva Technology, Inc. 401(k) Plan) for compliance with the GUST required changes, except to the extent the merged plan was separately amended to comply with such GUST required changes.

         IN WITNESS WHEREOF, the undersigned has hereunto caused its name to be
subscribed as of February     , 2002.

                                      CONVERGYS CORPORATION
                                      EMPLOYEE BENEFITS COMMITTEE


                                      By:_________________________________
                                               Committee Chairman